Exhibit 99.1

RCI Acquires Alliance Reservations Network to Accelerate Growth through New Travel Services
Innovative technology platform enables broader B2B capabilities, fully connected door-to-door travel experiences

ORLANDO, Fla. (August 8, 2019) - RCI, the world’s largest vacation exchange network as part of Wyndham Destinations (NYSE:WYND), announced today it has acquired travel technology platform Alliance Reservations Network (Alliance) for $92 million. This strategic acquisition will accelerate growth at RCI through an enhanced B2B experience for members and affiliates, as well as bring new benefits for individual and group travel, events, and the corporate meetings market. Alliance’s highly configurable and intelligent booking platform will also provide RCI the ability to offer travelers a wide array of ancillary travel and lifestyle services through the delivery of optimized booking engine, inventory, content and pricing resources.
The acquisition of Alliance’s industry leading closed user group (“CUG”) rate distribution capabilities and group booking platform, Group Productivity Solution (GPS), paves the way for RCI to lead a new era of tailored travel services through its vertical integration and comprehensive customer fulfillment. Alliance’s capabilities are expected to provide more accommodations options and comprehensive travel solutions to RCI affiliates and portfolio brands, such as home sharing membership network Love Home Swap and exchange network DAE.
With Alliance, RCI will broaden its reach beyond the core vacation exchange business via new affinity and commercial partners, while also offering best-in-class white-label services to existing affiliates. The platform’s technology provides RCI with an unprecedented ability to offer a world of experiences. Ideal for the modern traveler, these “door-to-door” services will benefit current and future RCI members and global travelers alike with options for transportation, transfers, excursions, car rentals, and distinctive advantages such as additional access to premium inventory and travel experiences in highly sought-after locations.
“The strategic expansion of our travel products and services is vital to the evolution and growth of RCI, both within and beyond the timeshare industry. The acquisition of Alliance and its best-in-class booking technology enables us to diversify our product line to better serve our membership and affiliate base, increase revenues and drive further growth,” said Olivier Chavy, president of RCI. “Enhancing the RCI travel portfolio with a broad spectrum of new services aligns with our vision to put the world on vacation in a way no other company can. This acquisition will strengthen the satisfaction of our customers through their increased access to a diverse supply of travel products and services.”
Throughout its 45 year history, RCI has pioneered innovation in travel. The company invented the concept of vacation exchange in 1974, offering members increased flexibility and versatility with their vacation ownership experience. Today, RCI offers its 3.8 million members access to more than 4,300 affiliated resorts in approximately 110 countries.
Alliance has been on the forefront of online travel booking since 1995. The company’s technology powers thousands of partner sites and more than 120 million end customers.
“Along with CEO Pete Bertenshaw and our entire staff, I am incredibly honored and excited to join one of the travel industry’s most prestigious companies, RCI,” said Peter Strack, president of Alliance Reservations Network. “While we have realized great success, we are eager to do more. Going forward, we will continue to serve in our current roles to optimize the full potential of this acquisition. Our commitment to innovation, combined with RCI’s global leadership, creates unparalleled synergies and enables us to drive the evolution of the customer experience through travel technology.”
The acquisition, which Wyndham Destinations expects to be accretive to earnings in its first full year, is composed of $45 million in cash and $12 million in equity at closing and $22 million in cash and $13 million in equity over the following 24 months.
Houlihan Lokey served as the exclusive financial advisor to Alliance Reservations Network with Snell & Wilmer LLP serving as legal advisor and Somerset CPA as tax advisor in connection with the transaction. Lowndes Law served as legal advisor to Wyndham Destinations.
# # #

About RCI
RCI is the worldwide leader in vacation exchange, housing a unique portfolio of brands. RCI pioneered the concept of vacation exchange in 1974, offering members increased flexibility and versatility with their vacation ownership experience.  Today, through the RCI  Weeks® program, the week-for-week exchange system, and the RCI Points® program, the industry’s first global points-based exchange system, RCI offers its approximately 3.8 million members access to more than 4,300 affiliated resorts in 110 countries. RCI’s luxury exchange program, The Registry Collection® program, is the world’s largest program of its kind with approximately 200 affiliated properties either accessible for exchange or under development on six continents. RCI’s portfolio of brands also includes Love Home Swap, one of the world’s largest home exchange programs, DAE, a direct-to-member exchange company, and @Work International, a leading provider of property management systems.  RCI is part of Wyndham Destinations (NYSE:WYND). For additional information, visit our media center or rciaffiliates.com. RCI also can be found on Facebook, YouTube and Twitter.

About Wyndham Destinations
Wyndham Destinations, Inc. (NYSE:WYND) believes in putting the world on vacation. As the world’s largest vacation ownership and exchange company, Wyndham Destinations offers everyday travelers the opportunity to own, exchange or rent their vacation experience while enjoying the quality, flexibility and value that Wyndham delivers. The company’s global presence in approximately 110 countries means more vacation choices for its four million members and owner families, with more than 220 resorts which offer a contemporary take on the timeshare model - including vacation club brands Club Wyndham®, WorldMark® by Wyndham, and Margaritaville

Vacation Club® by Wyndham - 4,300+ affiliated resorts through RCI, the world’s leader in vacation exchange, and 9,000 rental properties from coast to coast through Wyndham Vacation Rentals, a professional manager of vacation rental properties. Year after year, a worldwide team of 25,000 associates delivers exceptional vacation experiences to families around the globe as they make memories to last a lifetime. At Wyndham Destinations, our world is your destination. Learn more at WyndhamDestinations.com. Connect with us on Twitter: @WynDestinations; Facebook: @WyndhamDestinations;Instagram: @WyndhamDestinations; YouTube: @WyndhamDestinations; and LinkedIn:@WyndhamDestinations.

About Alliance Reservations Network
Since 1995, Alliance Reservations Network has created cutting-edge private-label travel booking engine technology services fulfilling billions of dollars in travel revenue from travelers around the world. As one of the first travel booking engine platform providers on the Internet, Alliance has powered thousands of affiliate travel sites and has created proprietary software to service individual leisure, corporate, association, and group and event clients across the globe. Learn more at www.alliancereservations.com.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” “future” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements contained in this press release include statements about our plans and strategies and future events, including the Wyndham Destinations’ expectations with respect to RCI’s future growth and revenues as well as the impact on Wyndham Destinations’ earnings resulting from the acquisition of Alliance Reservations Network among other things. These forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond management’s control, that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: (1) our ability to execute on our strategy; (2) the risk that the acquisition of Alliance Reservations Network may not prove successful and could result in operating difficulties; and (3) other risks, uncertainties and factors set forth in the section entitled “Risk Factors” in Wyndham Destinations’ most recently available Annual Report on Form 10-K, as such risks, uncertainties and factors may be updated in Wyndham Destinations’ periodic filings with the SEC. Although Wyndham Destinations believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. Except as required by law, Wyndham Destinations undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise.

Media Contacts

Vanessa Picariello
RCI
(407) 626-5420
Media@wyn.com

Kate Kozyra
Alliance Reservations Network
(407) 718-5855
kate.kozyra@allresnet.com